As filed with the Securities and Exchange Commission on December 29, 2010.

Registration No. 333-162622

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTURY ALUMINUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	13-3070826
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Century Aluminum Company 2511 Garden Road Building A, Suite 200 Monterey, California (831) 642-9300	93940
(Address of Principal Executive Offices)	(Zip Code)

CENTURY ALUMINUM 401(K) PLAN
(Full title of the plan)

William J. Leatherberry, Esq. Executive Vice President and General Counsel Century Aluminum Company 2511 Garden Road Building A, Suite 200 Monterey, California 93940 (831) 642-9300
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated Filer	☐	Accelerated Filer	☒
Non-accelerated Filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

Explanatory Note – Deregistration of Securities

    On October 22, 2009, Century Aluminum Company (the “Registrant”) filed a registration statement on Form S-8 (No. 333-162622) (the “Registration Statement”) with the Securities and Exchange Commission, registering 1,500,000 shares of the Registrant’s common stock, current par value $0.01 per share (the “Common Stock”), and an indeterminate amount of plan interests, to be offered or sold pursuant to the Century Aluminum Company 401(k) Plan (the “401K Plan”).  The 401K Plan no longer offers Common Stock as an investment option in the 401K Plan.  The 401K Plan otherwise continues in force.  Accordingly, the Registrant hereby deregisters all shares of Common Stock and such indeterminate amount of plan interests, in each case, previously registered for offering or sale pursuant to the 401K Plan that remain unissued.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                      Exhibits

Exhibit Number	Exhibit
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on December 29, 2010.

CENTURY ALUMINUM COMPANY
By	/s/ William J. Leatherberry
William J. Leatherberry Executive Vice President, Chief Legal Officer, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 29, 2010.

/s/ Logan W. Kruger	President and Chief Executive Officer (Principal Executive Officer) and Director
Logan W. Kruger
/s/ Michael A. Bless	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael A. Bless
/s/ Steve Schneider	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Steve Schneider
*	Chairman of the Board and Director
John P. O’Brien
*	Director
Jarl Berntzen
*	Director
Robert E. Fishman, Ph.D.
*	Director
John C. Fontaine
Director
Ivan Glasenberg
*	Director
Peter Jones
*	Director
Catherine Z. Manning
Director
Andrew Michelmore
*	Director
Willy R. Strothotte
*	Director
Jack E. Thompson

*By:	/s/ William J. Leatherberry	Attorney-in-fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on December 29, 2010.

CENTURY ALUMINUM COMPANY
By	/s/ William J. Leatherberry
William J. Leatherberry Executive Vice President, Chief Legal Officer, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit
24.1	Power of Attorney